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For release: IMMEDIATELY

     For additional information contact: Richard G. Johnson, Chief Financial Officer, or Richard C. Rosenzweig, General Counsel - (201) 329-7300

               PHIBRO ANIMAL HEALTH CORPORATION AND PAHC HOLDINGS
               CORPORATION ANNOUNCE COMMENCEMENT OF TENDER OFFERS
             FOR THREE EXISTING SERIES OF NOTES AND RELATED CONSENT
                      SOLICITATIONS TO AMEND THE INDENTURES

     Ridgefield Park, New Jersey, June 30, 2006 - Phibro Animal Health Corporation ("PAHC") and PAHC Holdings Corporation ("Holdings") its parent, announced today the commencement by them of tender offers for any and all 13% Senior Secured Notes due 2007 issued by PAHC and Philipp Brothers Netherlands III B.V., 9?% Senior Subordinated Notes due 2008 issued by PAHC and 15% Senior Secured Notes issued by Holdings (collectively the "Existing Notes"), and the solicitation of consents to amend the indentures governing the Existing Notes. The tender offers and consent solicitations are being made in accordance with the terms and subject to the conditions stated in an Offer to Purchase and Consent Solicitation Statement dated June 30, 2006. Each tender offer and consent solicitation is scheduled to expire at 11:59 p.m., New York City time, on July 28, 2006, unless extended or earlier terminated.

     PAHC and Holdings are commencing the tender offers to acquire all of the outstanding Existing Notes and replace such indebtedness with new indebtedness. Concurrently with the commencement of the tender offers, PAHC is seeking to refinance the Existing Notes through a private placement of its senior notes. In addition, PAHC is seeking to enter into a new domestic senior credit facility pursuant to a commitment received from a lender. Net proceeds received from such new senior notes and, if needed, borrowings under such new domestic senior credit facility, would be used to purchase the Existing Notes validly tendered and not validly withdrawn pursuant to the tender offers and accepted for payment, and to repay debt outstanding under PAHC's existing domestic senior credit facility. In connection with such refinancing of the Existing Notes, Holdings would be merged into PAHC, with PAHC as the surviving entity.

     The total consideration to be paid in cash for each $1,000 principal amount of validly tendered 13% Notes will be based on the 2.875% U.S. Treasury Note due November 30, 2006. This total consideration includes a $10.00 consent payment for holders who tender their 13% Notes and deliver their related consents on or prior to 5:00 p.m., New York City time, on July 14, 2006 (unless extended or earlier terminated).

     The total consideration to be paid in cash for each $1,000 principal amount of validly tendered 9-7/8% Notes will be a fixed price of $1,004.40 which includes a $4.40 consent payment for holders who tender their 9-7/8% Notes and deliver their related consents on or prior to 5:00 p.m., New York City time, on July 14, 2006 (unless extended or earlier terminated).

     The total consideration to be paid in cash for each $1,000 principal amount of validly tendered 15% Notes will be a fixed price of $1,158.70 which includes a $8.70 consent payment

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for holders who tender their 15% Notes and deliver their related consents on or prior to 5:00 p.m., New York City time, on July 14, 2006 (unless extended or earlier terminated).

     In addition, holders of the Existing Notes who validly tender their Existing Notes and whose Existing Notes are accepted for payment will be eligible to receive accrued and unpaid interest up to, but not including, the payment date.

     The principal purpose of the consent solicitations is to approve proposed amendments to eliminate or modify substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the indentures governing the Existing Notes so that the indentures, after giving effect to the proposed amendments, do not restrict PAHC from incurring indebtedness, such as its new senior notes and domestic senior credit facility, and merging Holdings into PAHC. Whether or not the consent solicitations are successful, PAHC and Holdings intend to defease or redeem the Existing Notes not purchased in the tender offers in connection with the new financing described above.

     Each tender offer is conditioned upon, among other things, completion of the new financing described above, the receipt of valid tenders and consents of a majority in aggregate principal amount of the outstanding notes of the applicable series and the satisfaction of the other conditions set forth in the Offer to Purchase and Consent Solicitation. A more comprehensive description of the tender offers and consent solicitations can be found in the Offer to Purchase and Consent Solicitation Statement and the related Letter of Transmittal dated June 30, 2006.

     PAHC and Holdings have retained UBS Securities LLC to act as Dealer Manager in connection with the tender offers and consent solicitations. Questions about the tender offers and consent solicitations may be directed to the Liability Management Group of UBS Securities LLC at (888) 722-9555 x4210 (toll free). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and related documents, and assistance relating to the procedures for delivering Existing Notes and consents may be obtained by contacting MacKenzie Partners, Inc., the Information Agent and Depositary, at (212) 929-5500 (collect) or (800) 322-2885 (toll free).

     This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not holders of the Existing Notes should tender their securities pursuant to the tender offers. The tender offers are made only by the Offer to Purchase and Consent Solicitation Statement dated June 30, 2006.

Company Description

     PAHC is a leading diversified global manufacturer and marketer of a broad range of animal health and nutrition products, specifically medicated feed additives ("MFAs") and nutritional feed additives, which it sells throughout the world predominantly to the poultry, swine and cattle markets. MFAs are used preventively and therapeutically in animal feed to produce healthy animals. PAHC is also a specialty chemicals manufacturer and marketer.

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Forward-Looking Statements

     This news release contains statements that, to the extent that they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our substantial leverage and potential inability to service our debt; our dependence on distributions from our subsidiaries; an expansion of the regulatory restrictions on the use of antibiotics used in food-producing animals could result in a decrease in our sales; our dependence on suppliers having current regulatory approvals and the challenges of replacing any such suppliers; competition in each of our markets; a material portion of our sales and gross profits are generated by medicated feed additive products; risks associated with our international operations and significant foreign assets; our dependence on our Brazilian and Israeli operations; our operations, properties and subsidiaries are subject to a wide variety of complex and stringent federal, state, local and foreign environmental laws and regulations; extensive regulation by numerous government authorities in the United States and other countries; a substantial amount of outstanding shares of our voting capital stock is owned by a single stockholder; our reliance on the continued operation and sufficiency of our manufacturing facilities; our raw materials are subject to price fluctuations; our reliance on the continued operation of our manufacturing facilities and intellectual property; outbreaks of animal diseases could reduce demand for our products; the risks of legal proceedings and general litigation expenses; potential operating hazards and uninsured risks; the risk of work stoppages; and our dependence on key personnel.



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